As filed with the Securities and Exchange Commission on June 1, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EZENIA! INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation or Organization)

04-3114212

(I.R.S. Employer Identification No.)

154 Middlesex Turnpike, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

2004 Equity Incentive Plan

(Full Title of the Plan)

Khoa D. Nguyen

President and Chief Executive Officer

Ezenia! Inc.

154 Middlesex Turnpike,

Burlington, MA  01803

(Name and Address of Agent for Service)

(781) 505-2100

Telephone Number, Including Area Code, of Agent For Service

Copy to:

Barry N. Hurwitz, Esq.

Meerie M. Joung, Esq.

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

(617) 951-8000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.01 par value per share	7,500,000	$2.37	$17,775,000	$2,092.12

(1)           Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) based on the average of the high and low prices of the Registrant’s Common Stock, $0.01 par value per share, reported on the Over the Counter Bulletin Board on May 24, 2005.

PART II

Item 3.  Incorporation Of Documents By Reference.

The following documents filed by Ezenia! Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, filed with the SEC on April 27, 2005 pursuant to the Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 2004;

(b)           The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the SEC on May 13, 2005 pursuant to the Exchange Act, which contains unaudited financial statements for the quarter ended March 31, 2005;

(c)           The Registrant’s Current Reports on Form 8-K filed on February 24, 2005, March 1, 2005 and May 27, 2005; and

(d)           The description of the Common Stock contained in the Registrant’s registration statement filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold shall be incorporated by reference into this Registration Statement as of the filing date of each such document.

Item 4.  Description Of Securities.

Not applicable.

Item 5.  Interests Of Named Experts And Counsel.

Not applicable.

Item 6.  Indemnification Of Directors And Officers.

Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein. The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant provide for advancement of expenses and contain provisions to indemnify the Registrant’s directors and officers and certain other persons against liabilities and expenses under certain stated circumstances to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1           Specimen Stock Certificate, incorporated by reference from the Company’s Registration Statement on Form S-1, filed on filed on April 12, 1995, as amended.

5.1           Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1         Consent of Brown & Brown LLP, Independent Registered  Public Accounting Firm.

23.2         Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3         Consent of Bingham McCutchen LLP (included in Exhibit 5).

24            Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings

(A)          The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, as of the 1st day of June 2005.

EZENIA! INC.

By:	/s/ Khoa D. Nguyen
Khoa D. Nguyen
President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Khoa D. Nguyen as such person’s true and lawful attorney-in-fact with the authority to execute in the name of such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations, and requirements of the SEC in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates set forth below.

Signature	Title	Date

/s/ Khoa D. Nguyen	President, Chief Executive Officer and Chief Financial Officer	June 1, 2005
Khoa D. Nguyen

/s/ Ronald L. Breland	Director	June 1, 2005
Ronald L. Breland

/s/ Gerald P. Carmen	Director	June 1, 2005
Gerald P. Carmen

/s/ John A. McMullen	Director	June 1, 2005
John A. McMullen

Exhibit Index

Exhibit No.	Description of Documents

The following exhibits are filed as part of this Registration Statement:

4.1	Specimen Stock Certificate, incorporated by reference from the Company’s Registration Statement on Form S-1, filed on filed on April 12, 1995, as amended

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Brown & Brown LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24	Power of Attorney (included on the signature page of this Registration Statement